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            ITEM 14.c(1) 23(b) CONSENT OF COOPERS AND LYBRAND LLP


                        CONSENT OF COOPERS & LYBRAND LLP

We consent to the incorporation by reference in the Form 8-KA of our report dated June 25, 1996, on our audits of the consolidated financial statements of Wedco Technology, Inc. as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.





Coopers & Lybrand LLP
Princeton, New Jersey
December 26, 1996